Exhibit 10.1

May 5, 2014

EagleView Technology Corporation and the other

Acquired Companies

3700 Monte Villa Parkway, Suite 200

Bothell, Washington 98021

Fortis Advisors LLC

4225 Executive Square

Suite 1040

La Jolla, California 92037

Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger dated as of January 14, 2014 (the “Merger Agreement”) by and among Verisk Analytics, Inc., Insurance Services Office, Inc., ISO Merger Sub I, Inc., EagleView Technology Corporation and Fortis Advisors, LLC, as the Stockholders’ Representative. Capitalized terms utilized herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement.

The parties to the Merger Agreement have agreed to amend the terms, conditions, and provisions of the Merger Agreement for the purposes more fully set forth and described herein below. Therefore, the undersigned hereby agree that Merger Agreement is hereby amended as follows:

Section 9.1(b) of the Merger Agreement is hereby amended by deleting the text of Section 9.1(b) in its entirety and inserting the following in lieu thereof:

“(b) by Buyer or the Company if the Merger shall not have been consummated by 11:59 p.m., Eastern Time, on June 30, 2014 (the “End Date”); provided, however, that (i) the End Date shall be extended to July 15, 2014, if the only reason the Closing shall not have occurred by June 30, 2014, is the failure of the condition set forth in Section 6.1(d) (although such extension shall not occur if the failure of such condition has been caused or resulted from one party’s action or failure to act constituting a breach of this Agreement and the other party does not consent to such extension) and/or the failure to obtain the Company Preferred Stockholder Closing Consent, and (ii) the End Date shall be extended to September 30, 2014, if the only reason the Closing shall not have occurred by July 15, 2014, is the failure to of the condition set forth in Section 6.1(d) (although such extension shall not occur if the failure of such condition has been caused or resulted from one party’s action or failure to act constituting a breach of this Agreement and the other party does not consent to such extension); provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party whose failure to perform any material obligation required to be performed by such party in breach of this Agreement has been a cause of, or results in, the failure of the Merger to be consummated by the End Date;”

This letter amendment may be executed in any number of counterparts, each of which, when taken together, shall be deemed one and the same instrument.

Kindly indicate your agreement to the foregoing by executing the enclosed counterpart of this letter in the space below provided for that purpose and returning it to the undersigned, whereupon the terms hereof shall be binding upon the parties hereto.

Very truly yours,

INSURANCE SERVICES OFFICE, INC.

By	/s/ Scott G. Stephenson
Name: Scott G. Stephenson
Title: President and Chief Executive Officer

AGREED:

EAGLEVIEW TECHNOLOGY CORPORATION

By	/s/ Christopher Barrow
Name: Christopher Barrow
Title: Chief Executive Officer

EAGLE VIEW TECHNOLOGIES, INC.

By	/s/ Christopher Barrow
Name: Christopher Barrow
Title: President

PICTOMETRY INTERNATIONAL CORP.

By	/s/ Christopher Barrow
Name: Christopher Barrow
Title: President

PICTOMETRY CANADA CORP.

By	/s/ Richard Jacobs
Name: Richard Jacobs
Title: President

PICTOMETRY INTERNATIONAL (EMEA) LIMITED

By	/s/ Linda Salpini
Name: Linda Salpini
Title: Secretary

FORTIS ADVISORS, LLC acting solely in its capacity as Stockholders’ Representative

By	/s/ Ryan Simkin
Name: Ryan Simkin
Title: Managing Director

cc:	DLA Piper LLP (US)
701 Fifth Avenue
Suite 7000
Seattle, Washington 98104
Attention: Michael Hutchings, Esq.

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attention: Lisa Heeb, Esq.

3